As filed with the Securities and Exchange Commission on November 21, 2001

                                    Registration No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                       ------------------------

                               FORM S-8
                        REGISTRATION STATEMENT
                                 Under
                      The Securities Act of 1933

                       ------------------------

                    JONES LANG LASALLE INCORPORATED
        (Exact name of registrant as specified in its charter)

                       ------------------------

                               MARYLAND
                       (State of incorporation)
                              36-4150422
                (I.R.S. employer identification number)

                        200 EAST RANDOLPH DRIVE
                        CHICAGO, ILLINOIS 60601
          (Address of principal executive offices) (Zip code)

JONES LANG LASALLE INCORPORATED SAVINGS RELATED SHARE OPTION (UK) PLAN
                       (FULL TITLE OF THE PLAN)

                          FRITZ E. FREIDINGER
                     VICE PRESIDENT AND SECRETARY
                    JONES LANG LASALLE INCORPORATED
                        200 EAST RANDOLPH DRIVE
                        CHICAGO, ILLINOIS 60601
                            (312) 782-5800
       (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                         OF AGENT FOR SERVICE)

                       ------------------------

                    CALCULATION OF REGISTRATION FEE
==========================================================================
                                  Proposed      Proposed
 Title of                         Maximum       Maximum
Securities                        Offering      Aggregate      Amount of
  to be           Amount to be    Price per     Offering     Registration
Registered       Registered (1)   Share (2)(3)  Price (3)  Fee (4)
--------------------------------------------------------------------------
common stock,       500,000         $16.03      $8,015,000       $2,004
par value $.01
per share
==========================================================================

(1) Consists of 500,000 shares of the registrant's common stock, par value $.01 per share ("Common Stock"), under the Jones Lang LaSalle Incorporated Savings Related Share Option (UK) Plan, subject to adjustment pursuant to the plan upon the occurrence of certain events. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of shares of Common Stock as may be issuable as a result of such adjustments.


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


(2) Pursuant to Rule 457(h) and (c) under the Securities Act, the maximum offering price per share equals the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on November 19, 2001.

(3) Computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee.

(4)  Determined pursuant to Section 6(b) of the Securities Act as follows:
     0.025% of $8,015,000, the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee) of the securities registered hereby.


==========================================================================


                 REGISTRATION OF ADDITIONAL SECURITIES

     On May 14, 2001, the board of directors of Jones Lang LaSalle Incorporated, a Maryland corporation (the "Company"), voted to authorize the issuance of 500,000 shares of the Company's common stock, par value $.01 per share("Common Stock"), to be reserved for issuance under the Company's Savings Related Share Option (UK) Plan (the "Sharesave Plan").

     The Company is filing this registration statement to register the shares of Common Stock that may be issued under the Sharesave Plan as a result of the above-described actions by the Company's board of directors. The contents of the Company's registration statements on Form S-8, File Nos. 333-42193 and 333-50720, are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.



                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.*


ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

           *     Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.



                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The following information is provided pursuant to General Instruc-tion E of Form S-8.


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


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     (b)   The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001.

      (c) The description of the Common Stock contained in the prospectus included in the Company's registration statement on Form S-1 (File No. 333-25741), as amended, incorporated by reference in the Company's registration statement on Form 8-A, dated June 27, 1997, filed with the Commission pursuant to Section 12(b) of the Exchange Act.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 8.    EXHIBITS.


Exhibit No.      Description of Exhibit
-----------      ----------------------

4.1 Charter of Jones Lang LaSalle Incorporated (incorporated by reference to Exhibit 3.1 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-4 (File No. 333-48074-01)).

4.2 Second Amended and Restated Bylaws of Jones Lang LaSalle Incorporated (incorporated by reference to Exhibit 4.2 to Jones Lang LaSalle Incorporated's Current Report on
                 Form 8-K dated March 11, 1999 (filed March 24, 1999)).

4.3 Form of certificate representing shares of Jones Lang LaSalle Incorporated common stock (incorporated by reference to Exhibit 4.1 to Jones Lang LaSalle
                 Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001).

4.4 Indenture, dated July 26, 2000, among Jones Lang LaSalle Finance B.V., Jones Lang LaSalle Incorporated, as parent Guarantor, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc., LaSalle Hotel Advisors, Inc. and Jones Lang LaSalle Limited, as Guarantors, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000).

4.5              Form of Note (included in Exhibit 4.4)

5                Opinion of Fritz E. Freidinger, Esq.

23.1             Consent of KPMG LLP.

23.2             Consent of Fritz E. Freidinger, Esq. (included in
                 Exhibit 5).




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


24 Power of Attorney (included on the signature page hereto).

99.1 Jones Lang LaSalle Incorporated Savings Related Share Option (UK) Plan, attached hereto as Exhibit 99.1.


ITEM 9.     UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be the bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.







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


     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






















































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


                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on November 21, 2001.


                            JONES LANG LASALLE INCORPORATED


                            By:   /S/ Stuart L. Scott
                                  Name:   Stuart L. Scott
                                  Title:  Chairman of the Board
                                         and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 21st day of November, 2001.

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Christopher A. Peacock, Peter C. Roberts, Nicholas J. Willmott, Robert K. Hagan, Fritz E. Freidinger and Gordon G. Repp his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


           SIGNATURE                   TITLE
           ---------                   -----


/s/ Stuart L. Scott               Chairman of the Board, Chief
--------------------------------- Executive Officer and Director
Stuart L. Scott                   (Principal Executive Officer)


/s/ Christopher A. Peacock        President, Deputy Chief Executive
--------------------------------- Officer, Chief Operating Officer
Christopher A. Peacock            and Director


/s/ Peter C. Roberts              Executive Vice President and Chief
---------------------------------   Financial Officer
Peter C. Roberts                    (Principal Financial Officer)


/s/ Nicholas J. Willmott          Senior Vice President and
--------------------------------- Global Controller
Nicholas J. Willmott


/s/ Robin S. Broadhurst           Director
---------------------------------
Robin S. Broadhurst



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


           SIGNATURE                   TITLE
           ---------                   -----


/s/ Christopher M. G. Brown       Director
---------------------------------
Christopher M.G. Brown


/s/ Henri-Claude de Bettignies    Director
---------------------------------
Henri-Claude de Bettignies


/s/ Darryl Hartley-Leonard        Director
---------------------------------
Darryl Hartley-Leonard


/s/ Derek A. Higgs                Director
---------------------------------
Derek A. Higgs


/s/ David K. P. Li                Director
---------------------------------
David K.P. Li


/s/ Robert S. Orr                 Director
---------------------------------
Robert S. Orr


/s/ Thomas C. Theobald            Director
---------------------------------
Thomas C. Theobald


/s/ Lynn C. Thurber               Director
---------------------------------
Lynn C. Thurber


/s/ John R. Walter                Director
---------------------------------
John R. Walter


/s/ Earl E. Webb                  Director
---------------------------------
Earl E. Webb


















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


                             EXHIBIT INDEX



Exhibit
No.        Description of Exhibit
-------    ----------------------

4.1 Charter of Jones Lang LaSalle Incorporated (incorporated by reference to Exhibit 3.1 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-4 (File No. 333-48074-01)).

4.2 Second Amended and Restated Bylaws of Jones Lang LaSalle Incorporated (incorporated by reference to Exhibit 4.2 to Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated March 11, 1999 (filed March 24, 1999)).

4.3 Form of certificate representing shares of Jones Lang LaSalle Incorporated common stock (incorporated by reference to Exhibit 4.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended March 31,
           2001).

4.4 Indenture, dated July 26, 2000, among Jones Lang LaSalle Finance B.V., Jones Lang LaSalle Incorporated, as parent Guarantor, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc., LaSalle Hotel Advisors, Inc. and Jones Lang LaSalle Limited, as Guarantors, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30,
           2000).

4.5        Form of Note (included in Exhibit 4.4).

5          Opinion of Fritz E. Freidinger, Esq.

23.1       Consent of KPMG LLP.

23.2       Consent of Fritz E. Freidinger, Esq. (included in Exhibit 5).

24         Power of Attorney (included on the signature page hereto).

99.1       Jones Lang LaSalle Incorporated Savings Related Share Option
           (UK) Plan, attached hereto as Exhibit 99.1.
























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